Exhibit 10.1
TERMINATION AND SEVERANCE AGREEMENT
     This TERMINATION AND SEVERANCE AGREEMENT (this “Agreement”) is dated December 27, 2005, and is by and between OrthoLogic Corp., a Delaware corporation (the “Corporation”), and Thomas R. Trotter (“Trotter”).
Recitals
     WHEREAS, the Corporation has entered into a Second Amended and Restated Employment Agreement, effective February 20, 2004, by and between the Corporation and Trotter (the “Trotter Employment Agreement”); and
     WHEREAS, Trotter made an Election under the Trotter Employment Agreement effective March 15, 2005, with the effect that he ceased at that time to serve as President and Chief Executive Officer of the Corporation; and
     WHEREAS, the Trotter Employment Agreement by its terms will expire March 15, 2008; and
     WHEREAS, the Corporation and Trotter desire to terminate the Trotter Employment Agreement effective as of January 1, 2006 (the “Effective Date”).
Agreements
     NOW, THEREFORE, in consideration of the covenants and conditions contained herein, the Corporation and Trotter hereby agree as follows:
1.	Termination of the Trotter Employment Agreement. Effective as of the Effective Date, the Trotter Employment Agreement and all duties, rights and obligations of the parties therein shall terminate and be of no further force or effect, except the provisions of Section 12, “Confidential Information,” which shall survive.
2.	Severance. The Corporation shall pay to Trotter the amounts specified in the attached Schedule A on the dates specified therein, in accordance with the normal payroll practices of the Corporation.
3.	Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Arizona, exclusive of conflict of law provisions thereof, and the parties agree that any litigation pertaining to this Agreement shall be in the courts located in Maricopa County, Arizona.
4.	Counterparts. This Agreement may be executed in any number of counterparts, all of which, when taken together, shall constitute one and the same instrument, and any of the parties hereto may execute this Agreement by signing any such counterpart.
[SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the Corporation and Trotter have entered into this Agreement on the date set forth above.

CORPORATION: OrthoLogic Corp., a Delaware corporation
/s/ James M. Pusey
By: James M. Pusey
Its: Chief Executive Officer

TROTTER:
/s/ Thomas R. Trotter
Thomas R. Trotter

Schedule A

Payment Date	Payment
1/13/06	$13,461.54
1/27/06	13,461.54
2/10/06	13,461.54
2/24/06	13,461.54
3/10/06	13,461.54
3/24/06	12,692.31
4/7/06	12,692.31
4/21/06	12,692.31
5/5/06	12,692.31
5/19/06	12,692.31
6/2/06	12,692.31
6/16/06	12,692.31
6/30/06	12,692.31
7/14/06	12,692.31
7/28/06	12,692.31
8/11/06	12,692.31
8/25/06	12,692.31
9/8/06	12,692.31
9/22/06	12,692.31
10/6/06	12,692.31
10/20/06	12,692.31
11/3/06	12,692.31
11/17/06	12,692.31
12/1/06	12,692.31
12/15/06	12,692.31
12/29/06	12,692.31
1/12/07	12,692.31
1/26/07	12,692.31
2/9/07	12,692.31
2/23/07	12,692.31
3/9/07	12,692.31